Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

KNOLL, INC.

Knoll, Inc., a Delaware corporation (hereinafter called the “Corporation”) hereby certifies as follows:

The present name of the Corporation is Knoll, Inc. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware under the name “T.K.G. Acquisition Corp.” was December 15, 1995. The date of filing of the first Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was May 6, 1997.

This Amended and Restated Certificate of Incorporation, which amends and restates the Amended and Restated Certificate of Incorporation filed on May 6, 1997, has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

The text of the first Amended and Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety as follows:

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KNOLL, INC.

* * * * * * *

FIRST: The name of the corporation (the “Corporation”) is KNOLL, INC.

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now in effect or as hereafter amended.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 210,000,000 shares, consisting of (i) 200,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, for such consideration (not less than its par value) and with the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, as shall be determined by the Board of Directors and fixed by resolution or resolutions adopted by the Board of Directors providing for the number of shares in each such series.

On the date on which this Amended and Restated Certificate of Incorporation is filed with the Office of the Secretary of the State of Delaware (the “Effective Date”), each issued and outstanding share of Common Stock, par value $.01 per share, shall be split and exchanged, ipso facto, for 2.0 shares of the new Common Stock, par value $0.01 per share. The Common Stock shall have the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, as hereinafter set forth in this Article FOURTH.

(1) Dividends. The holders of Common Stock shall be entitled to receive, when and as declared, out of assets and funds legally available therefor, cash or non-cash dividends payable as and when the Board of Directors in its sole business judgment so declares. Any such dividend shall be payable ratably to all record holders of Common Stock as of the record date fixed by the Board of Directors in accordance with the by-laws of the Corporation for the payment thereof.

(2) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (“Liquidation”), the holders of Common Stock then outstanding shall be entitled to be paid ratably out of the assets and funds of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Preferred Stock upon Liquidation, an amount equal to their share (including any declared but unpaid dividends on the Common Stock, subject to proportionate adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) of such assets and funds.

(3) Voting. Except as required by law, as may be limited in the Knoll, Inc. 1996 Stock Incentive Plan (formerly known as the T.K.G. Acquisition Corp. 1996 Stock Incentive Plan), the Knoll, Inc. 1997 Stock Incentive Plan (formerly known as the T.K.G. Acquisition Corp. 1997 Stock Incentive Plan), the Knoll, Inc. 1999 Stock Incentive Plan, in each case, as amended from time to time (collectively, the “Stock Plans”), or any other incentive plan established for the directors or employees of the Corporation or any of its subsidiaries, or as otherwise provided herein or in any amendment hereof:

(i) the entire voting power of the Corporation shall be vested in the holders of the Common Stock, and

(ii) each holder of Common Stock entitled to vote shall at every meeting of the stockholders of the Corporation be entitled to one vote for each share of Common Stock registered in his or her name on the record of stockholders.

FIFTH: In furtherance and not in limitation of the powers conferred by statute, the by-laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire Board of Directors.

SIXTH: 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

2. Upon the Effective Date, the Board of Directors shall be divided into three classes to be designated as Class I, Class II and Class III. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible. The Board of Directors, by resolution, shall designate the class in which each of the directors then in office shall serve upon such classification. The terms of office of the classes of directors so designated by the Board of Directors shall expire at the times of the annual meetings of the stockholders as follows: Class I on the first annual meeting of stockholders following the Effective Date, Class II on the second annual meeting following the Effective Date and Class III on the third annual meeting following the Effective Date, or thereafter in each case when their respective successors are elected and qualified. The directors chosen to succeed those whose terms are expiring at such annual meetings and thereafter shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term ending at the time of the third succeeding annual meeting of stockholders following their election, or thereafter in each case when their respective successors are elected and qualified.

3. A director may be removed from office only for cause and only by vote of at least a majority of the outstanding stock entitled to vote in an election of directors. “Cause” shall mean (a) a final conviction of a felony involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of “cause,” no act, or failure to act, by a director shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any Affiliate of the Corporation. “Cause” shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes “cause” and, if cure is possible, such director shall not have cured such act or omission within 90 days after the delivery of such notice. As used in this Amended and Restated Certificate of Incorporation, “Affiliate” has the meaning given such term under Rule 12b-2 of the Securities Exchange Act of 1934. Any vacancy on the Board of Directors, however resulting, and any newly created directorship resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class, shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

4. Elections of directors need not be by written ballot.

SEVENTH: 1. Indemnification. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, incorporator, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other similar capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, shall not, of itself, create a presumption that the person had reasonable cause to believe that his or her conduct was unlawful.

2. Payment of Expenses. Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH.

3. Nonexclusivity of Provision; Insurance. The indemnification and other rights set forth in this Article SEVENTH shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of the State of Delaware.

4. Effect of Repeal. Neither the amendment nor repeal of this Article SEVENTH, subparagraph 1, 2, or 3, nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article SEVENTH, subparagraph 1, 2, or 3, shall eliminate or reduce the effect of this Article SEVENTH, subparagraphs 1, 2, and 3, in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article SEVENTH, subparagraph 1, 2, or 3, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

5. Limitation on Liability. No director or officer shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer (A) shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he or she:

(i) shall have breached his or her duty of loyalty to the Corporation or its stockholders;

(ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith;

(iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

(iv) shall have derived an improper personal benefit.

If the General Corporation Law of the State of Delaware is amended after the Effective Date to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH: The Corporation reserves the right to amend this Amended and Restated Certificate of Incorporation in any manner permitted by the General Corporation Law of the State of Delaware, as amended from time to time, and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

IN WITNESS WHEREOF, Knoll, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by                                         , its                                                      , this              day of             , 2004.

Knoll, Inc.

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